CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in Amendmnet No. 1 to Form 10-KSB Annual Report of Affinity Entertainment, Inc. and Subsidiaries for the year ended September 30, 1996, our report dated January 7, 1997, relating to the consolidated financial statements of Affinity Entertainment, Inc. and Subsidiaries which appear in such Amendment No. 1 to Form 10-KSB.



                                          /s/  Weinberg, Pershes & Company, P.A.



                                          WEINBERG, PERSHES & COMPANY, P.A.
                                          Certified Public Accountants


Boca Raton, Florida
March 18, 1997